Ex-10.54

                               Prime Retail, Inc.
                               Prime Retail, L.P.
                              100 East Pratt Street
                                   19th Floor
                               Baltimore, MD 21202


                                 April 24, 2001



Mr. Abraham Rosenthal
3111 Blendon Road
Owings Mills, Maryland 21117

                  Re:      Separation Agreement

Dear Abe:

     Reference is made to that certain Separation Agreement dated February 23, 2000 by and between Prime Retail, Inc., Prime Retail, L.P. and you. Capitalized terms that used herein but are not otherwise defined shall have the meanings set forth in the Agreement.

     This letter will confirm our understanding that, in consideration for your capital contribution of $200,000 in immediately available funds to the Operating Partnership, receipt of which is hereby acknowledged, the Operating Partnership will specially allocate to you, as a limited partner of the Operating Partnership for each taxable year of the Operating Partnership for federal income tax purposes in which the Operating Partnership reports (as is required by Section 2(c) of the Agreement, superceding any provisions in the Operating Partnership's Partnership Agreement to the contrary) the payments made to you under Section 2(a) and (c) of the Agreement as "guaranteed payments" within the meaning of Section 707(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the corresponding deductions (if any) resulting from such guaranteed payments (the "Annual Corresponding Deductions").

     The special allocation of Annual Corresponding Deductions to you for any Operating Partnership taxable year shall be reduced by the excess (if any) of
(1) the excess (if any) of (a) the Annual Corresponding Deductions for an Operating Partnership taxable year over (b) the portion of such Annual Corresponding Deductions that otherwise would be allocated to Prime Retail, Inc., absent this letter agreement (and the similar letter agreement for William Carpenter), over (2) the other items of deductible expense allocated to Prime Retail, Inc. for such Operating Partnership taxable year. However, that to the extent the special allocation of Annual Corresponding Deductions to you for any such Operating Partnership shall carry forward this shortfall and supplement the special allocation of Annual Corresponding Deductions in subsequent Operating Partnership taxable years with special allocations of other items of deductible expense that would otherwise be allocated to Prime Retail, Inc. (subject to their being any such allocable items) in order to eliminate this shortfall.

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     You  acknowledge  and agree that neither the Operating  Partnership nor the
Company has any responsibility or will have any liability with respect to your ability to utilize any of these special allocations of deductions or any other tax consequences to you under the Agreement.

     Except as expressly provided herein, the Agreement is otherwise reaffirmed in all respects.

     Please acknowledge your agreement to the foregoing by executing this letter in the space provided.

                                        Very truly yours,

                                        PRIME RETAIL, INC.

                                        By:  /s/ C. Alan Schroeder
                                             -----------------------------------
                                        Name:  C. Alan Schroeder
                                             -----------------------------------
                                        Title:  E. V. P.
                                             -----------------------------------

                                        PRIME RETAIL, L.P.

                                        By:  Prime Retail, Inc.
                                        Its:  General Partner

                                        By:  /s/ C. Alan Schroeder
                                             -----------------------------------
                                        Name:  C. Alan Schroeder
                                             -----------------------------------
                                        Title:  E. V. P.
                                             -----------------------------------


Acknowledged this 25th day of April, 2001.


/s/ Abraham Rosenthal
----------------------------------------
    Abraham Rosenthal